As filed with the Securities and Exchange Commission on December 28, 2011
                                                     Registration No. 333-177567

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Amendment 2 to

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                GLOBAL LINES INC.
                 (Name of small business issuer in its charter)

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
          Nevada                                  4700                       EIN 99-0367049
(State or Other Jurisdiction of       (Primary Standard Industrial           (IRS Employer
Incorporation or Organization)            Classification Number)         Identification Number)

                         16400 Collins Avenue unit 2142
                           Sunny Isles Beach FL 33160
                                  954-889-7573
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              INCORP SERVICES, INC.
            2360 Corporate Circle Suite 400, Henderson NV 89074-7722
                    Tel: (702) 866-2500, Fax: (702) 866-2689
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              Kevin A. Polis, Esq.
                              Carrillo Huettel, LLP
                          3033 Fifth Avenue, Suite 400
                               San Diego, CA 92103
                    Tel: (619) 546-6100, Fax: (619) 546-6060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company |X| (Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
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
===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
Registered                to be Registered         per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                10,000,000               $ 0.01                $100,000              $ 11.46
===========================================================================================================
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(1)  Estimated  solely  for the  purpose of  calculating  the  registration  fee pursuant to Rule 457(a) of the Securities Act.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                GLOBAL LINES INC

                   UP TO A MAXIMUM OF 10,000,000 COMMON SHARES
                            AT $0.01 PER COMMON SHARE

This is the initial offering of common stock of Global Lines Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.
There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Sergejs Belkovs, an officer and director of Global Lines Inc. intends to sell the common shares directly. No commission or other compensation related to the sale of the common shares will be paid to Mr. Sergejs Belkovs. The intended methods of communication include, without limitations, telephone, and personal contact.

                   Offering Price                            Proceeds to Company
                     Per Share           Commissions            Before Expenses
                     ---------           -----------            ---------------

Common Stock          $ 0.01            Not Applicable             $100,000
Total                 $ 0.01            Not Applicable             $100,000

Global Lines Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Global Lines Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.


THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 9 BEFORE BUYING ANY SHARES OF GLOBAL LINES INC.'S COMMON STOCK.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 27, 2011

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                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                           9
USE OF PROCEEDS                                                                9
DETERMINATION OF OFFERING PRICE                                                9
DILUTION                                                                      10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                    10
DESCRIPTION OF BUSINESS                                                       14
LEGAL PROCEEDINGS                                                             16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                   16
EXECUTIVE COMPENSATION                                                        17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                18
PLAN OF DISTRIBUTION                                                          19
DESCRIPTION OF SECURITIES                                                     20
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION  FOR SECURITIES ACT
 LIABILITIES                                                                  20
LEGAL MATTERS                                                                 21
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        21
EXPERTS                                                                       21
AVAILABLE INFORMATION                                                         21
FINANCIAL STATEMENTS                                                          21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         21


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "GLOBAL LINES INC." REFERS TO GLOBAL LINES INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                GLOBAL LINES INC.

We are a development stage company which is in a limousine service. Global lines Inc. will be actively engaged in providing chauffeuring and transportation services to residents within its local Florida market. Global Lines Inc. was incorporated in Nevada on June 6, 2011. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations ($19,000) and pay ongoing legal fee associated with this offering ($8,000) we require a minimum of $27,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. Our principal executive offices are located at 16400 Collins Avenue unit 2142 Sunny Isles Beach FL 33160. Our phone number is (973) 851-6863.


From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (June 6, 2011) through November 30, 2011, reports no revenues and a net loss of $5,602. Our independent registered public accounting firm has issued an audit opinion for Global Lines Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


We expect to sell our services average for $60 per hour. Our sole source of revenue from operating will be the selling transportation services.

Global Lines Inc. started operations in the limousine business on June 6, 2011.Global lines Inc. will be engaged in providing chauffeuring and transportation services to residents within its local Florida market. We will primarily provide transportation services such as private school student transport, sightseeing trips, and elderly transportation. We will also offer transportation to the airport and special event such as proms and weddings. We hope to serve a repeat clientele who demand--and can afford--reliable, secure service from drivers with detailed knowledge of the area.

To implement our plan of operations ($19,000) and pay ongoing legal fee associated with this offering ($8,000) we require a minimum of $27,000 for the next twelve months as described in our Plan of Operations. Our monthly burn rate is approximately $2,250. This is a simple monthly estimate of expenses which includes all the expenses described in our plan of operations. It is calculated by dividing $27,000 by 12 months. The present capital will not be sufficient to fund our operation for any period of time at this burn rate. We depend on funds from this public offering. We will utilize funds from Sergejs Belkovs, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.
A more detailed breakdown of costs is included in our plan of operations. The month on which we will run out of funds will depend on the amount of funds we raise in this offering.

We do not anticipate earning revenues until such time as we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell our services.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:                   GLOBAL LINES INC

Securities Being Offered:     10,000,000 shares of common stock

Price Per Share:              $0.01

Duration of the Offering:     The offering shall terminate on the earlier of (i)
                              the date when the sale of all 10,000,000 shares is
                              completed,   (ii)  when  the  Board  of  Directors
                              decides  that it is in the  best  interest  of the
                              Company  to  terminate  the  offering   prior  the
                              completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Net Proceeds:                 $100,000

Securities Issued and
 Outstanding:                 There are 5,000,000  shares of common stock issued
                              and outstanding as of the date of this prospectus.
                              4,500,000  shares held by our  President,  Sergejs
                              Belkovs.
                              500,000  shares  held by our  Secretary  Vladislav
                              Novichenko

Registration Costs:           We estimate our total offering  registration costs
                              to be approximately $8,000.

Risk Factors:                 See "Risk  Factors" and the other  information  in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on June 6, 2011 and to date have been involved primarily in organizational activities. We have not yet commenced business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new transportations companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We estimate "significant losses" to be up to $100,000 which is our maximum offering. Our losses could be higher after the first twelve month period. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.


Our current operating funds are less than necessary to complete our intended operations of operating a chauffeuring and transportation services business. We will need the funds from this offering to commence activities listed in our business plan. As of November 30, 2011, we had cash in the amount of $1,002 and liabilities of $5,604. We currently do not have any operations and we have no income.


WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


We have accrued net losses of $5,604 for the period from our inception on June 6, 2011 to November 30, 2011, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Sadler, Gibb & Associates, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Global Lanes Inc. is suitable.


WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH OUR SERVICES. IN THIS CASE, IT IS UNLIKELY THAT WE WILL BE ABLE TO OBTAIN FUTURE ENGAGEMENTS. IF WE ARE UNABLE TO OBTAIN ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As a transportation service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase ours services. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our services at prices which generate a profit.

WE ARE SUBJECT TO BUSINESS RISKS AND INCREASING COSTS ASSOCIATED WITH THE TRANSPORTATION INDUSTRY THAT ARE LARGELY OUT OF OUR CONTROL, ANY OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are subject to business risks and increasing costs associated with the transportation industry that are largely out of our control, any of which could adversely affect our business, financial condition and results of operations. The factors contributing to these risks and costs include weather, excess capacity in the transportation industry, interest rates, fuel prices and taxes, fuel surcharge collection, impact on liquidity from the lag between higher payments for fuel and the collection of higher fuel surcharges in a rising fuel cost environment, terrorist attacks, insurance premiums and self-insurance levels, difficulty in recruiting and retaining qualified drivers, the risk of outbreak of epidemical illnesses, the risk of widespread disruption of our technology systems, and increasing equipment and operational costs. Our results of operations may also be affected by seasonal factors.

THE LIMOUSINE INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS; WE ARE IN THE MIDST OF AN INDUSTRY AND GENERAL ECONOMIC SLOWDOWN OR RECESSION THAT COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS.

Limousine services historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand. We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates. At this time, we cannot predict the severity or duration of the slowdown and we cannot assure that our business will not be materially adversely affected if it continues or worsens. Accordingly, you are likely to lose your entire investment if the current slump in transportation services continues.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same services at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

IF WE ARE UNABLE TO RECRUIT, MOTIVATE AND RETAIN QUALIFIED DRIVERS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

The success of our business will depend upon our ability to attract and retain through independent contractor or other arrangements, qualified drivers who possess the skills and experience necessary to meet the needs of our operations. We will compete in markets in which unemployment is generally relatively low and the competition for independent drivers and other employees is intense. In addition, the independent drivers we hope to utilize will be responsible for all vehicle expense including maintenance, insurance, fuel and all other operating costs. We will make every reasonable effort to include fuel cost adjustments in customer billings that are paid to independent drivers to offset the impact of fuel price increases. However, if future fuel cost adjustments are insufficient to offset independent drivers' costs, we may be unable to attract a sufficient number of independent drivers.
We cannot assure that qualified drivers will be available in sufficient numbers and on terms acceptable to us. The inability to attract and retain qualified drivers, could materially and adversely affect our business, financial condition, results of operations and cash flows.

BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Sergejs Belkovs, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Belkovs to our company could negatively impact our business development.

Vladislav Novichenko, our executive officer, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Novichenko to our company could negatively impact our business development.

OUR EXECUTIVE OFFICERS AND DIRECTOR DO NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our executive officers and director do not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officers' and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.


This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.


DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Global Lines Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from existing cash on hand. If necessary,

Sergejs Belkovs, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                   $25,000      $50,000      $75,000    $100,000
                                   -------      -------      -------    --------

Legal and professional fees        $ 8,000      $ 8,000      $ 8,000    $ 8,000
Net proceeds                       $17,000      $42,000      $67,000    $92,000
The net proceed will be used:
  Marketing, advertising , web
   development                     $ 2,400      $ 5,000      $ 5,000    $ 5,000
  Establishing an office           $ 1,000      $ 1,000      $ 1,000    $ 1,000
  Miscellaneous expenses           $ 1,600      $ 3,600      $ 4,800    $ 6,400
  Cars                             $12,000      $32,400      $56,200    $79,600

We intend to purchase cars utilizing proceed from this offering and funds from Sergejs Belkovs if necessary. We do not plan to lease our cars. We plan to hire independent drivers on on-call basis who will be compensated solely by commission payments from their jobs. The payment to the drivers will come from sales to our customers. Proceeds of this offering will not be used to pay our drivers. We may also hire independent drivers who own their own cars. The commission payment to such drivers will be higher than to the drivers that use our cars.

Miscellaneous expenses include: car wash, licensing and permitting expenses, and any unexpected expenses. We owe an obligation of $8,000 for purchase of our first vehicle. Our director has agreed informally to advance us funds to pay for this obligation. This loan will be non-interest bearing and payable upon demand. The above figures represent only estimated cost. If necessary, Sergejs Belkovs, our president, has verbally agreed to loan the company funds to complete the registration process and to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our director and officers for common equity since the Company's inception on June 6, 2011. There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Sergejs Belkovs, our director and president, paid $.001 per share for the 4,500,000 common shares. Vladislav Novichenko, our secretary, paid $.001 per share for 500,000 common shares.

Assuming completion of the offering, there will be up to 15,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                 $100,000      $75,000      $50,000      $25,000
-------------                 --------      -------      -------      -------

Offering price                  $0.01        $0.01        $0.01        $0.01

Net tangible book               $0.001       $0.001       $0.001       $ .001
 value per common
 share before offering

Increase per common             $0.0061      $0.0054      $0.0045      $0.0030
 share attributable
 to investors

Pro forma net tangible          $0.0070      $0.0064      $0.0055      $0.0039
 book value per common
 share after offering

Dilution to investors           $0.0030      $0.0036      $0.0045      $0.0061

Dilution as a                       30%           36%          45%          61%
 percentage of
 offering price


Based on 5,000,000 common shares outstanding as of August 31, 2011 and total stockholder's equity of $3,996 utilizing audited August 31, 2011 financial statements.

As of August 31, 2011, the net tangible book value of our shares of common stock was $4,500 or approximately $ 0.001 per share based upon 4,500,000 shares outstanding.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $1,002 as of November 30, 2011. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Sergejs Belkovs, our President, who has informally agreed to advance funds to us. Mr. Sergejs Belkovs, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

Our sales and marketing strategy is to move as quickly as possible into the three designated market segments (Sight-seeing, Private School Transportation, and Elderly Transport). The marketing thrust will consist of direct contact to the responsible person at selected private schools, the creation and distribution of color brochures to Inns, Bed and Breakfasts, Assisted Living and Retirement Communities, and direct mailing to new high worth individuals using the resources of a list company. Our sources of cash will be mainly the proceeds from this offering and also the proceeds from our revenues, and loans from our directors. We expect to start generating revenue by selling our services by 3rd month of our Plan of Operations, after we set up our office.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell ours services. Our plan of operations is as follows:

SET UP OFFICE AND START ADVERTISING SIGHTSEEING TOURS
Timeframe - 1st-2nd month                                  Estimated Cost: $1400
1) Establish our working place and office. Computer (laptop) $500, office table and chairs $500.
2)   Purchase membership from a local car wash for unlimited car washes.
3) Begin advertising limo sightseeing tours by printing advertising materials such as brochure explaining ours services and placing them in local hotels.
4) Launch our referral program with hotel concierges and front desk personal. They will earn 10% referral fee from referred transactions. This referral strategy will also be directed towards wedding and event planners with view to sell transportation services for these events. Printing of brochures:
     $300

DEVELOP OUR WEBSITE AND DISTRIBUTE PROMOTIONAL MATERIAL TO PRIVATE SCHOOLS
Timeframe - 3rd -4th month                                 Estimated Cost: $ 950
1) Hire an independent contractor to develop our website. Our website will be used to list our services and our contact information. Cost of web site developing $500. Twelve month hosting with registration of our domain costs $150(www. hostgator.com).
2) We will start advertising in private schools by sending a cover letter and color brochure. Printing of brochures for private schools: $300

START ADVERTISING ELDERLY TRANSPORTATION OPERATIONS Timeframe - 5th-6th month Estimated Cost: $300 1) Start advertising Elderly Transportation services.
2) Print and distribute advertising brochure in senior communities, homes, and medical care centers. Printing of brochure: $300

ONLINE MARKETING
Timeframe - 7th-8th  months                 Estimated Cost: $3,000 (500 monthly)
1) Begin blogging, e-newsletters, social networking, searching engine optimizer (SEO).
2)   Advertise our services at limousine guide websites.
3)   Hire an independent contractor for online marketing ($500 monthly).


BUYING CARS. HIRING DRIVERS
Time frame 9th -12th month                       Minimum Estimated Cost: $12,000
1) Purchase cars for our operations. The number of new cars will depend on the amount of revenue that we have available. We will purchase 2007-2009 Lincoln Town Cars and 2007-2009 Toyota Highlander (cost per car is $12,000)

2) We plan to hire independent drivers on on-call basis who will be compensated solely by commission payments from their jobs. The payment to the drivers will come from sales to our customers. We may also hire independent drivers who own their own cars. The commission payment to such drivers will be higher than to the drivers that use our cars.We plan to pay 10% of revenue to "Super Limousine" for providing clients to us as per our agreement with them. We plan to pay our drivers a commission of 30%-60% depending if they are driving our cars or their own cars. This arrangement with drivers is customary and drivers typically make $25,000 to $30,000 per year plus gratitude.


Total: $19000.

To implement our plan of operations ($19,000) and pay ongoing legal fee associated with this offering ($8,000) we require a minimum of $27,000 for the next twelve months as described in our Plan of Operations. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

We plan on purchasing one car by February 2012 (We have already paid $4,000 deposit for this car). Our director has informally agreed to advance us funds to complete the purchase of this car (approximately $8,000). According to our plan of operations, we plan on purchasing a minimum of additional one car after 9th month following the completion of our public offering. If we raise over $27,000 or if we generate revenue, we will be able to purchase more cars.

Until we start to sell our services, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Sergejs Belkovs, our president will be devoting approximately 50% of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Sergejs Belkovs has agreed to commit more time as required. Because Mr.Belkovs will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

RESULTS OF OPERATIONS


FROM INCEPTION ON JUNE 6, 2011 TO NOVEMBER 30, 2011


During the period we incorporated the company, prepared a business plan and executed an Agreement with "Super Limousines". "Super limousines" agrees to provide work to Global Lines Inc. collect payment from customer and provide payment to the Global Lines Inc. "Super limousine" fee shall be calculated as ten per cent (10%) of the net value of transportation services performed by Global Lines Inc. The agreement with "Super limousine" will help us kick-start our transportation business and allow us to obtain new clients to gradually build our own customer base.


Our loss since inception is $5,602 for filing costs related to the incorporation of the Company and cost of Nevada business license. In the first quarter we used our cash we had to pay expenses associated with this offering. We paid $2,500 to our auditors, $15 registration fee to the SEC and $2,500 as legal fees. Our current cash on hand will be used to pay the fees and expenses of this offering.

The company put up a deposit for Toyota Highlander or Lincoln Town Car in the amount of $4,000. The remaining purchase price of the vehicle of $8,000 is due by February 29, 2012. The company does not intend to sell the vehicle, but rather to use it in order to generate revenue.

Since inception, we have sold a total of 5,000,000 shares of common stock to our secretary and our director for net proceeds of $5,000.


LIQUIDITY AND CAPITAL RESOURCES


As of November 30, 2011 the Company had $1,002 cash and our liabilities were $5,604, comprising $5,604 owed to Sergejs Belkovs, our president. Since inception through November 30, 2011, we have sold 5,000,000 shares of common stock. Mr. Belkovs our president has paid a price of $0.001 per share, for aggregate proceeds of $4,500. Mr. Novichenko, our secretary has paid a price of $0.001 per share, for aggregate proceeds of $500. To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. Proceed of $27,000 from this offering will likely allow us to operate for at least one year.


As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company's director, Sergejs Belkovs, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the transportation sales market pose the most significant challenges to the Company's success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

Global Lines Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the State of Nevada on June 6, 2011. We are involved the chauffeured transportation business. Global lines Inc. will be providing chauffeuring and transportation services to residents within its local market. We will primarily provide transportation services such as private school student transport, sightseeing trips, and elderly transportation. We will also offer transportation to the airport and special event such as proms and weddings. We plan to serve a repeat clientele who demand--and can afford--reliable, secure service from drivers with detailed knowledge of the area. We have not generated any revenues to date. We have executed an agreement with "Super Limousines", developed our business plan and paid deposit of $4,000 on one car to be used for Limosine Service. Our principal office address is located at 16400 Collins Avenue unit 2142Sunny Isles Beach FL 33160. Our telephone number is 954-88-97573. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

LIMOUSINE SERVICE

The customer needs in the limousine transportation market are quite diverse. Corporate and airport transfer clients are mostly interested in reliable and fast service. For these clients, limousine services save time and add convenience compared to using public transportation or personal vehicles. Prom and bachelor party clients are more interested in the social status associated with the limousine service; however, this segment is less loyal and shops around for the best value. At the same time, wedding and funeral transportation clients, who also seek the emotional benefits of using a limousine service, may be less price sensitive than other segments. Further, the sightseeing segment, which is currently underserved, does not only need spacious and comfortable accommodation during the trip, but also benefits from a driver who is very familiar with the area and who can serve as a guide as well.

Global Lines Inc. will concentrate in the areas of private school student transport, sightseeing trips, and elderly transportation. We believe that these markets have higher margins and are less price sensitive. According to www.localschooldirectory.com, Ft Lauderdale has 33 private schools with 32000 students. According to www.broward.org, Ft Lauderdale airport traffic (December-June 2010) is 10,367,009 passengers--potential clients for the sightseeing service. There are 150 assisted living facilities in the area--potential clients for elderly transportation service.

INDUSTRY STATISTICS:

The latest LCT (limousine, charter and tours) Fact Book (http://www.lctmag.com) statistics:

PROFITS: The average overall percentage profit margin for chauffeured transportation companies in 2010: 17%, up from 15% in 2009. Small chauffeured transportation companies recorded an average profit margin of: 21% in 2010, compared to 18% for 2009.

FLEET VEHICLES: Median number of vehicles in fleet as of 1Q 2011: 8

WAGES: Average hourly wages for Chauffeurs: $13.92

TOP 5 BEST BUSINESS CLIMATES: 1. South Dakota 2. Alaska 3. Wyoming 4. Nevada
5. Florida

MARKETING

The sales and marketing strategy is to focus in following market areas:
(Sight-seeing: creation and Private School Transportation, and Elderly Transport). We will use the following marketing strategies to build the base of our clientele:

     1. keeping information brochures in the vehicle for clients to read and keep--to help increase chances of their return
     2. brochures distributions to private schools, hotels, assisted living and retirement centers; offering special incentive and discounts such as a free hour of limo service with a purchase of 5 or more hours.
     3. friendly and helpful customer service to increase the chance of repeat clientele.
     4.   creating a mailing list of previous clients.

AGREEMENT

We have executed an agreement with "Super Limousines" under which, Super Limousines agrees to provide work to Global Lines Inc., collect payment from customers and provide payment to Global Lines Inc. for performed services The consideration fee shall be calculated as ten per cent (10%) of the net value of transportation services sold by the "Super limousines" to customer and performed by Global Lines Inc. Either party may terminate this agreement at any time by giving the other party ten (10) days prior written notice.

PRICING

Average hourly cost to hire Limousine in South Florida is $60 (July 2011). We plan to price our service approximately at the same rate.

COMPETITION

The completion in our industry is extremely high including shuttle service, taxis and other limousine service. The following companies are an example of some of our competitors in South Florida: Go Airport Shuttle & Executive Car Service, and USA Transportation. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees.

OFFICES

Our business office is located at 16400 Collins Avenue unit 2142 Sunny Isles Beach FL 33160. This is the office provided by our secretary Vladislav Novichenko. Our telephone number is 954-889-7573. We do not pay any rent to Mr. Novichenko and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office sight.

GOVERNMENT REGULATION

The Federal Motor Carrier Safety Administration (FMCSA) has safety regulatory oversight of for-hire operators of small passenger-carrying vehicles that engage in interstate commerce. Motor carriers are subject to regulatory oversight when their vehicles are used on a highway in interstate commerce to transport passengers if the vehicle is designed or used to transport 9 to 15 passengers (including the driver) for compensation.

We do not believe these federal regulations will impact us since we do not plan to transport more than 9 passengers at one time. When and if we decide to operate vehicles with more than 9 passengers we will have to comply with these regulations.

Our cars have also go through an annual State inspection in order to obtain an operating permit. Our drivers must obtain a Chauffeur' Registration from the County License Division which includes passing Driving and Criminal Background Investigation.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and director are as follows:

Name and Address of Executive
  Officers and Director                 Age                Position
  ---------------------                 ---                --------

Sergejs Belkovs                         39     President, Treasurer and Director
16400 Collins Avenue unit 2142
Sunny Isles Beach FL 33160

Vladislav Novichenko                    29     Secretary
16400 Collins Avenue unit 2142
Sunny Isles Beach FL 33160

Sergejs Belkovs has been our President, Treasurer and a member of the Board of Directors since our inception on June 6, 2011. Mr. Belkovs qualifications to serve on our Board of Directors are primarily based on his experience as a manager in the area of transportation services, his knowledge of the dispatch services and his excellent communication skills. Prior to serving as our director, Mr Belkovs has devoted significant amount of his time to studying and researching transportation services industry.

From 2006 to April 2011, Mr. Sergejs Belkovs has worked as a manager responsible for transportation at Baltic Lines, company which owns and operates luxury vehicles, providing shuttle services in Tallinn, Estonia. His responsibilities were also to communicate with managers of various hotels and travel agencies. He has good knowledge of dispatch services, which will be useful in managing company drivers. Mr. Belkovs plans to spend up to 20 hours a week on the operations of our company. He has indicated to us that he will be willing to spend more time with the business as it grows.

Vladislav Novichenko has been our Secretary since our inception on June 6th, 2011. From 2006 to 2009 he has worked as a manager of a car exporting company "Vladiko" at Miami, Florida. He was responsible for selecting and purchasing cars from dealers' auction (according to customers' orders) and delivering them to to shipping destinations. From 2009 to 2010 he was working at "I & V Services" as driver responsible for elderly transportation. From 2010 till now Mr.Novichenko is working as insurance agent at "Alltrust insurance group" at Sunny Isles, Florida.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Sergejs Belkovs, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. Our President, Sergejs Belkovs, currently devotes approximately twenty hours per week to company matters. As our business expands, Mr. Sergejs Belkovs intends to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the "Named Executive Officers") from inception on June 6, 2011 until November 30 ,2011:

SUMMARY COMPENSATION TABLE


                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                    Stock       Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------       ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  ---------
Sergejs       June 6,    -0-        -0-         -0-         -0-           -0-             -0-             -0-           -0-
Belkovs,      2011 to
President,    November
Treasurer     30, 2011
and
Secretary

Vladislav     June 6,    -0-        -0-         -0-         -0-           -0-             -0-             -0-           -0-
Novichenko,   2011 to
Secretary     November
              30, 2011


There are no current employment agreements between the company and its officers.

Sergejs Belkovs currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company revenue will pass break-even point. At this time, we cannot accurately estimate when break-even point will occur to implement this compensation, or what the amount of the compensation will be.

Vladislav Novichenko currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company revenue will pass break-even point. At this time, we cannot accurately estimate when break-even point will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION


The following table sets forth director compensation as of November 30, 2011:


                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Sergejs Belkovs    -0-         -0-         -0-           -0-             -0-              -0-             -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sergejs Belkovs will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of           Name and Address of            Amount and Nature of
 Class              Beneficial Owner              Beneficial Ownership             Percentage
 -----              ----------------              --------------------             ----------
Common Stock     Sergejs Belkovs           4,500,000 shares of common stock            90%
                 16400 Collins Avenue       (director)
                 Unit 2142
                 Sunny Isles Beach FL
                 33160

                 Vladislav Novichenko      500,000 shares of common stock              10%
                 16400 Collins Avenue      (executive officer)
                 Unit 2142
                 Sunny Isles Beach FL

                 Director and              5,000,000 shares of common stock           100%
                 Executive officer as
                 group (2 person)

On November 30, 2011 there were 5,000,000 shares of our common stock issued and outranging.

                              PLAN OF DISTRIBUTION

Global Lines Inc. has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Sergejs Belkovs will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Sergejs Belkovs is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sergejs Belkovs will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Sergejs Belkovs not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Belkovs will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sergejs Belkovs will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Global Lines Inc. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Global Lines Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Global Lines Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2011 there were 5,000,000 shares of our common stock issued and outstanding that was held by two registered stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; and (iii) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

ANTI-TAKEOVER LAW

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Global Lines Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Carrillo Huettel, LLP, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Sadler, Gibb & Associates, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS


The financial statements of Global Lines Inc. for the period ended November 30, 2011, and related notes, included in this prospectus have been audited by Sadler, Gibb & Associates, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                                GLOBAL LINES INC.
                          (A Development Stage Company)
                                 Balance Sheets

                                                                        November 30,       August 31,
                                                                           2011               2011
                                                                         --------           --------
                                                                        (Unaudited)
                                     ASSETS

Current Assets
  Cash and equivalents                                                   $  1,002           $  4,588
                                                                         --------           --------

      Total current assets                                                  1,002              4,588
                                                                         --------           --------
Property and Equipment
  Property and equipment - net                                             11,684                 --
                                                                         --------           --------

      Total Assets                                                       $ 12,686           $  4,588
                                                                         ========           ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Notes payable                                                          $  8,000           $     --
  Notes payable - related parties                                           5,604                604
                                                                         --------           --------

      Total Liabilities                                                    13,604                604
                                                                         --------           --------
Stockholders' Equity (Deficit)
  Common stock; 75,000,000 shares authorized,
   at $.001 par value, 5,000,000 and 4,500,000
   shares issued and outstanding, respectively                              5,000              4,500
  Deficit accumulated during the development stage                         (5,918)              (516)
                                                                         --------           --------

      Total Stockholders' Equity (Deficit)                                   (918)             3,984
                                                                         --------           --------

      Total Liabilities and Stockholders' Equity                         $ 12,686           $  4,588
                                                                         ========           ========

                                GLOBAL LINES INC.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                                               For the           From Inception
                                                             Three Months        on June 6, 2011
                                                                Ended               through
                                                             November 30,         November 30,
                                                                 2011                 2011
                                                              ----------           ----------
Revenue                                                       $       --           $       --

Operating Expenses
  Depreciation expense                                               316                  316
  General and administrative                                       5,086                5,602
                                                              ----------           ----------

      Total Operating Expenses                                     5,402                5,918
                                                              ----------           ----------

Net Loss From Operations                                          (5,402)              (5,918)
                                                              ----------           ----------

Net Loss Before Income Taxes                                      (5,402)              (5,918)

Provision for income taxes                                            --                   --
                                                              ----------           ----------

Net Loss                                                      $   (5,402)          $   (5,918)
                                                              ==========           ==========

Net Loss Per Share (Basic and Fully Diluted)                  $    (0.00)
                                                              ==========

Weighted Average Number of Common Shares Outstanding           4,956,044
                                                              ==========

                                GLOBAL LINES INC.
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)

                                                                                    Deficit
                                                                                  Accumulated         Total
                                                        Common Stock               During The      Stockholders'
                                                 --------------------------       Development         Equity
                                                   Shares          Amount            Stage          (Deficit)
                                                 ----------      ----------       ----------       ----------
Balance at June 6, 2011 (Inception)                      --      $       --       $       --       $       --

Common stock issued for cash                      4,500,000           4,500                             4,500

Net income (loss) for the period                                                        (516)            (516)
                                                 ----------      ----------       ----------       ----------

Balance at August 31, 2011                        4,500,000           4,500             (516)           3,984

Common stock issued for cash (unaudited)            500,000             500                               500

Net income (loss) for the period (unaudited)                                          (5,402)          (5,402)
                                                 ----------      ----------       ----------       ----------

Balance at November 30, 2011 (unaudited)          5,000,000      $    5,000       $   (5,918)      $     (918)
                                                 ==========      ==========       ==========       ==========

                                GLOBAL LINES INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                   For the           From Inception
                                                                 Three Months        on June 6, 2011
                                                                    Ended               through
                                                                 November 30,         November 30,
                                                                     2011                 2011
                                                                   --------             --------
Cash Flows From Operating Activities:
  Net income (loss)                                                $ (5,402)            $ (5,918)
  Adjustments to reconcile net loss to net cash
   provided by (used for) operating activities:
     Depreciation expense                                               316                  316
     Expenses paid on Company's behalf by related parties                --                  504
                                                                   --------             --------

          Net Cash Used in Operating Activities                      (5,086)              (5,098)
                                                                   --------             --------
Cash Flows From Investing Activities:
  Purchase of fixed assets                                           (4,000)              (4,000)
                                                                   --------             --------

          Net Cash Used in Investing Activities                      (4,000)              (4,000)
                                                                   --------             --------
Cash Flows From Financing Activities:
  Proceeds from director's loans                                      5,000                5,100
  Sale of common stock                                                  500                5,000
                                                                   --------             --------

          Net Cash Provided by Financing Activities                   5,500               10,100
                                                                   --------             --------

Net increase(decrease) in cash and equivalents                       (3,586)               1,002
Cash and Cash Equivalents at Beginning of Period                      4,588                   --
                                                                   --------             --------

Cash and Cash Equivalents at End of Period                         $  1,002             $  1,002
                                                                   ========             ========

Supplemental Cash Flow Information
  Cash paid for interest                                           $     --             $     --
                                                                   ========             ========
  Cash paid for income taxes                                       $     --             $     --
                                                                   ========             ========
Schedule of Non-Cash Investing And Financing Activities
  Note payable issued for purchase of fixed assets                 $  8,000             $  8,000
                                                                   ========             ========

                               GLOBAL LINES INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      November 30, 2011 and August 31, 2011
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Global Lines, Inc. (the "Company") was incorporated under the laws of the State of Nevada on June 6, 2011. We are a development stage company that is involved in a limousine service. Global lines Inc. will be actively engaged in providing chauffeuring and transportation services to residents within its local Florida market.

NOTE 2 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at November 30, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's August 31, 2011 audited financial statements. The results of operations for the period ended November 30, 2011 are not necessarily indicative of the operating results for the full year.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Recent Accounting Pronouncements

Global Lines Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,588 of cash as of August 31, 2011 and $1,002 of cash as of November 30, 2011.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               GLOBAL LINES INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                      November 30, 2011 and August 31, 2011
                                   (Unaudited)


NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of November 30, 2011. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 5 - PROPERTY AND EQUIPMENT

The company paid a deposit for a vehicle in the amount of $4,000. The remainder of $8,000 is due by the maturity date of the note at February 29, 2012. The total purchase price for the vehicle is $12,000. The following is a summary of property and equipment at November 30, 2011 and August 31, 2011:

                                                   November 30,     August 31,
                                                      2011             2011
                                                    --------         --------

Vehicles                                            $ 12,000         $     --
Gross Property and Equipment                          12,000               --
Less: accumulated depreciation                          (316)              --
                                                    --------         --------
Net Property and Equipment                          $ 11,684         $     --
                                                    ========         ========

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company owes $5,604 and $604 to a director of the Company as of November 30, 2011 and August 31, 2011, respectively. The amounts are due on demand, are non-interest bearing and are unsecured.

NOTE 7 - COMMON STOCK

The Company has 75,000,000 authorized shares of $0.001 par value common stock.

On August 29, 2011, the Company issued 4,500,000 shares of common stock for cash proceeds of $4,500 at $0.001 per share.

On September 12, 2011, the Company issued 500,000 shares of common stock for cash proceeds of $500 at $0.001 per share.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to November 30, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                                                            Page
                                                                            ----

Audit Report of Independent Accountants                                     F-8

Balance Sheet - August 31, 2011                                             F-9

Statement of Operations for the period from inception on June 6, 2011
through August 31, 2011                                                     F-10

Statement of Stockholders' Equity for the period from inception on
June 6, 2011 through August 31, 2011                                        F-11

Statement of Cash Flows for the period from inception on June 6, 2011
through August 31, 2011                                                     F-12

Notes to Financial Statements                                               F-13

                         SADLER, GIBB & ASSOCIATES, LLC


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Lines, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Global Lines, Inc. as of August 31, 2011, and the related statement of operations, stockholders' equity and cash flows for the period from inception on June 6, 2011 through August 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Global Lines, Inc. as of August 31, 2011, and the results of operations and cash flows for the period from inception on June 6, 2011 through August 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated losses of $516 as of August 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Sadler, Gibb & Associates, LLC
------------------------------------------
Sadler, Gibb & Associates, LLC
Salt Lake City, UT
October 10, 2011

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                                                 August 31, 2011
                                                                 ---------------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                          $  4,588
                                                                     --------

      Total Current Assets                                              4,588
                                                                     --------

      TOTAL ASSETS                                                   $  4,588
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from director                                                 $    604
                                                                     --------

      Total Current Liabilities                                           604
                                                                     --------
STOCKHOLDERS' EQUITY
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,500,000 shares issued and outstanding                              4,500
  Deficit accumulated during the development stage                       (516)
                                                                     --------

      Total Stockholders' Equity                                        3,984
                                                                     --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $  4,588
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                             Statement of Operations


                                                                 From Inception
                                                                 on June 6, 2011
                                                                     Through
                                                                 August 31, 2011
                                                                 ---------------

REVENUES                                                           $        --
                                                                   -----------
OPERATING EXPENSES
  General and administrative expenses                                      516
                                                                   -----------

      Total Operating Expenses                                             516
                                                                   -----------

NET LOSS FROM OPERATIONS                                                  (516)

Provision for income taxes                                                  --
                                                                   -----------

NET LOSS                                                           $      (516)
                                                                   ===========

NET LOSS PER SHARE: BASIC AND DILUTED                              $     (0.00)
                                                                   ===========
WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING: BASIC AND DILUTED                                      4,500,000
                                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity

                                                                            Deficit
                                                                          Accumulated         Total
                                                Common Stock               During The      Stockholders'
                                         --------------------------       Development         Equity
                                           Shares          Amount            Stage          (Deficit)
                                         ----------      ----------       ----------       ----------
Balance, June 6, 2011 (Inception)               --       $      --         $      --        $      --

Shares issued for cash at
 $0.001 per share                        4,500,000           4,500                --            4,500
                                         ---------       ---------         ---------        ---------
Net loss for the year ended
 August 31, 2011                                --              --              (516)            (516)
                                         ---------       ---------         ---------        ---------

Balance, August 31, 2011                 4,500,000       $   4,500         $    (516)       $   3,984
                                         =========       =========         =========        =========


   The accompanying notes are an integral part of these financial statements.

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                                 From Inception
                                                                 on June 6, 2011
                                                                     Through
                                                                 August 31, 2011
                                                                 ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                           $   (516)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Expenses paid on Company's behalf by related parties                504
                                                                    --------

          Net Cash Used in Operating Activities                          (12)
                                                                    --------

CASH FLOWS FROM INVESTING ACTIVITIES                                      --
                                                                    --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                   4,500
  Proceeds from director's loan                                          100
                                                                    --------

          Net Cash Provided by Financing Activities                    4,600
                                                                    --------

NET INCREASE IN CASH                                                   4,588

CASH, BEGINNING OF PERIOD                                                 --
                                                                    --------

CASH, END OF PERIOD                                                 $  4,588
                                                                    ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                     $     --
                                                                    ========
  Income taxes paid                                                 $     --
                                                                    ========

NON-CASH FINANCING AND INVESTING ACTIVITIES:                        $     --
                                                                    ========


   The accompanying notes are an integral part of these financial statements.

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2011


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
Global Lines, Inc. (the "Company") was incorporated under the laws of the State of Nevada on June 6, 2011. The Company plans to be actively engaged in providing chauffeuring and transportation services to residents within its local Florida market.

Basis of Presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted an August 31 fiscal year end.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,588 of cash as of August 31, 2011.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC 740, "INCOME TAXES," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2011


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)
The Company applies the provisions of ASC 740-10-05, "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES". The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification,
interest  and  penalties,   accounting  in  interim   periods,   disclosure  and
transition.

The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed. The Company did not recognize any interest or penalties for unrecognized tax benefits during the period ended August 31, 2011 nor were any interest or penalties accrued as of August 31, 2011.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of August 31, 2011.

Recent Accounting Pronouncements
Management has considered all recent accounting pronouncements issued since the last audit of our consolidated financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's consolidated financial statements.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2011


NOTE 2 - GOING CONCERN

The Company's consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company has incurred operating losses since inception. During the period ended August 31, 2011, the Company realized a net loss and incurred an accumulated deficit of $516. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - RELATED PARTY TRANSACTIONS

Various expenses of the Company as well as loans for operating purposes have been paid for or made by officers of the Company. Loans payable - related parties total $604 as of August 31, 2011, bear no interest, are unsecured, and are due upon demand.

Effective June 6, 2011, office space is provided by the Company's sole officer and director. No rent is charged for the use of the space.

NOTE 4 - STOCKHOLDERS' EQUITY

Authorized Shares
The Company has 75,000,000, $0.001 par value shares of common stock authorized.

Issuances of Common Stock
On August 29, 2011, the Company issued 4,500,000 shares of common stock for cash proceeds of $4,500 at $0.001 per share.

                               GLOBAL LINES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2011


NOTE 5 - INCOME TAXES

The Company's provision for income taxes was $-0- for the period ended August 31, 2011 since the Company incurred taxable losses and deferred tax assets recognized are offset by a full valuation allowance in each fiscal year.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a full valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 39% marginal tax rate by the cumulative Net Operating Loss ("NOL").

At August 31, 2011, the Company has available $516 of NOL's which expire in various years beginning in 2027 and carrying forward through 2031.

The tax effects of significant items comprising the Company's net deferred taxes as of August 31, 2011 were as follows:

                                                                 August 31, 2011
                                                                 ---------------

Cumulative NOL                                                       $    516
                                                                     ========
Deferred Tax assets:
  Net operating loss carry forwards                                       175
  Valuation allowance                                                    (175)
                                                                     --------
                                                                     $     --
                                                                     ========

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to net loss before provision for income taxes for the following reasons:

                                                                 August 31, 2011
                                                                 ---------------

Income tax benefit at U. S. federal statutory rates:                 $   (175)
  Change in valuation allowance                                           175
                                                                     --------
                                                                     $     --
                                                                     ========

The Company files federal and Nevada income tax returns subject to statutes of limitations. The period ended August 31, 2011 is subject to examination by federal and state tax authorities.

NOTE 6 - SUBSEQUENT EVENTS

On September 9, 2011, the Company issued 500,000 shares of common stock for cash proceeds of $500 at $0.001 per share.

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to August 31, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                                GLOBAL LINES INC.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2011, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:


      SEC Registration Fee                         $    3.35
      Printing Expenses                            $   96.65
      Accounting Fees and Expenses                 $  600.00
      Auditor Fees and Expenses                    $3,000.00
      Legal Fees and Expenses                      $3,000.00
      Transfer Agent Fees                          $1,300.00
                                                   ---------
      TOTAL                                        $8,000.00
                                                   =========

----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Global Lines Inc.'s bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Global Lines Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 29, 2011, Global Lines Inc. sold 4,500,000 share of common stock to our president, Sergejs Belkovs, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,500. On September 12, 2011, Global Lines Inc. sold 500,000 share of common stock to our secretary, Vladislav Novichenko, for a purchase price of $0.001 per share, for aggregate offering proceeds of $500. Global Lines Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS


Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1      Articles of Incorporation of the Registrant *
3.2      Bylaws of the Registrant *
5.1      Opinion re: Legality and Consent of Counsel *
10.1 Agreement dated June 28, 2011, by and between the Global Lines Inc. and Super Limousines *
23.1     Consent of Legal Counsel (contained in exhibit 5.1) *
23.2     Consent of Sadler, Gibb & Associates

----------
* Previously Filed


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunny Isles Beach, State of Florida, on December 28, 2011.


GLOBAL LINES INC.


By: /s/ Sergejs Belkovs
   -----------------------------------------
Name:  Sergejs Belkovs
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Sergejs Belkovs
   -----------------------------------------
   Sergejs Belkovs
   Principal Executive Officer, Controller
   Principal Financial Officer, Director


Dated: December 28, 2011

                                  EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1      Articles of Incorporation of the Registrant *
3.2      Bylaws of the Registrant *
5.1      Opinion re: Legality and Consent of Counsel *
10.1 Agreement dated June 28, 2011, by and between the Global Lines Inc. and Super Limousines *
23.1     Consent of Legal Counsel (contained in exhibit 5.1) *
23.2     Consent of Sadler, Gibb & Associates

----------
* Previously Filed